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                                                                    EXHIBIT 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         We consent to the use in this Registration Statement on Form S-8 of our report dated June 14, 2006 relating to the financial statements of Winner Sea Group Limited for the period from January 12, 2006 (Inception) through March 31, 2006 and our report dated March 6, 2006 relating to the financial statements of Harbin Yinhai Technology Development Company Limited for the years ended December 31, 2005 and 2004.


                               /s/ Zhong Yi (Hong Kong) C.P.A. Company Limited Zhong Yi (Hong Kong) C.P.A. Company Limited Certified Public Accountants

Hong Kong, China
September 20, 2006


























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